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                                                         EX-99.B8AII
                                                         Exhibit 24(b)(8)(a)(ii)

                                   APPENDIX A
Delaware Group Adviser Funds, Inc.
  U.S. Growth Fund
  Overseas Equity Fund
  New Pacific Fund

Delaware Group Equity Funds I, Inc.
  Delaware Fund
  Devon Fund

Delaware Group Equity Funds II, Inc.
  Blue Chip Fund
  Quantum Fund

Delaware Group Equity Funds IV, Inc.
  DelCap Fund
  Capital Appreciation Fund

Delaware Group Equity Funds V, Inc.
  Retirement Income Fund
  Small Cap Value Fund

Delaware Pooled Trust, Inc.
  The International Equity Portfolio
  The International Fixed Income Portfolio
  The Global Equity Portfolio
  The Global Fixed Income Portfolio
  The High-Yield Bond Portfolio
  The Labor Select International Equity Portfolio
  The Real Estate Investment Trust Portfolio
  The Real Estate Investment Trust Portfolio II
  The Emerging Markets Porfolio
  The Diversified Core Fixed Income Portfolio (12/97)

Delaware Group Global & International Funds, Inc.
  Emerging Markets Series
  Global Assets Series
  Global Bond Series
  Global Equity Series
  International Equity Series
  International Small Cap Series

Delaware Group Premium Fund, Inc.
  Convertible Securities Series
  Devon Series
  Emerging Markets Series
  Quantum Series
  Strategic Income Series
  Global Bond Series
  DelCap Series
  International Equity Series
  Delaware Series
  Value Series

Voyageur Mutual Funds III, Inc.
  Tax-Efficient Equity Fund

Delaware Group Foundation Funds (12/97)
  Income Portfolio
  Balanced Portfolio
  Growth Portfolio


Dated: December 18, 1997